EXHIBIT 99.1

 COCA-COLA ENTERPRISES INC.                                 NEWS RELEASE
CONTACT:	Scott Anthony -- Investor Relations
(770) 989-3105
Laura Asman -- Media Relations
(770) 989-3023
Helene Krupp -- Shareowner Relations
(770) 989-3620

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. REPORTS
THIRD-QUARTER 2001 RESULTS

    Third-quarter 2001 constant territory volume increased 3 percent in North America and 12 1/2 percent in Europe.
    Net income per diluted common share was 10 cents, excluding previously announced charges and a nonrecurring Canadian tax benefit.

ATLANTA, October 17, 2001 -- Coca-Cola Enterprises today reported that third-quarter 2001 reported net income applicable to common shareowners was $25 million, or 6 cents per diluted common share. Reported third-quarter results include the Herb Coca-Cola acquisition completed in July 2001, restructuring and other nonrecurring charges of $41 million or 6 cents per diluted common share, and a $6 million nonrecurring reduction in income tax expense.

Reported cash operating profit* totaled $581 million for third quarter 2001, and approximately $1.58 billion for the first nine months of 2001. Comparable cash operating profit, which excludes nonrecurring charges and includes the Herb acquisition in the third quarter, was $622 million for the third quarter and $1.62 billion for the first nine months. These results compare to third-quarter 2000 cash operating profit of $723 million and $1.89 billion for the first nine months.

"Our third quarter results reflect the operating dynamics we communicated in July, with North American price realization below the level required to cover our cost and operating expense increases," Mr. Kline said. "While these results are within the range of previously established guidance, we continue to seek additional pricing as market opportunities permit."

The Company earlier this year announced a restructuring designed to improve the Company's North American operating cost structure. Management currently anticipates total charges associated with the restructuring to approximate $80 million. Approximately $41 million of these charges were recorded in the third quarter and the balance will occur in the fourth quarter.

"The restructuring of our North American group is proceeding smoothly and it is clear that we are taking the appropriate steps for our business," Mr. Kline said. "Our efforts to date have confirmed that we will achieve significant efficiencies and cost savings. As a result, we remain very confident that we will reach our annual savings goal of $80 to $100 million, beginning next year."

* Cash operating profit is defined as earnings before deducting interest, taxes, depreciation, amortization, and other nonoperating items.

Operating Results

Physical case bottle and can volume increased 5 percent on a comparable basis for the quarter. North America grew more than 3 percent as Dasani and Minute Maid Lemonade led the growth of the Company's new brands. In Europe, favorable July weather helped generate remarkable volume growth of more than 30 percent for that month. European volume advanced by 12 1/2 percent for the quarter with strong performance from our major carbonated brands as well as new product introductions. Year-to-date comparable volume growth totaled 3 1/2 percent with growth in North America of 2 percent and Europe growth of 8 1/2 percent.

"We are working diligently to improve our financial performance, and we are encouraged by our strongest quarterly volume performance of the year," said John R. Alm, president and chief operating officer. "Our North American growth came as a result of successful marketplace activation of new brands that are receiving excellent consumer acceptance.

"We are very pleased with our new product growth and the continued growth opportunities we see for Dasani," Mr. Alm continued. "We also look forward to the national rollout of diet Coke with Lemon and believe it will bring new consumers into our core brand franchise.

"At the same time, we believe we can grow our core brands independent of line extensions," Mr. Alm said. "We are developing advertising, marketing and packaging strategies for these brands with The Coca-Cola Company that make us confident we will accomplish this task."

Consolidated and North American bottle and can net pricing per case increased 1 percent in the third quarter, while consolidated bottle and can cost of goods per case increased 3 1/2 percent. All per case comparisons are presented on a comparable basis excluding the effects of currency translations.

For the first nine months, bottle and can net pricing per case increased 1 percent for the total company. Bottle and can cost of goods sold per case increased 3 percent for the first nine months.

Full-Year 2001 Expectations

"With additional new brands in the pipeline, such as diet Coke with Lemon and Mad River, a powerful promotional campaign for brand Coca-Cola in conjunction with Harry Potter, and our traditional holiday strength, we are well-positioned to deliver North American volume growth of 2 percent for the full year," Mr. Alm said. Management expects full-year 2001 volume growth in Europe to total more than 6 percent.

The Company currently expects cash operating profit to be within the previously announced range of $2.05 to $2.1 billion, excluding the partial-year results of the Herb Coca-Cola acquisition. Herb Coca-Cola is expected to add approximately $65 to $70 million to these results. Full-year 2001 earnings per diluted common share will range from 1 to 5 cents. These figures reflect existing foreign currency translation rates and exclude nonrecurring items.

The Company will webcast its third quarter conference call with analysts and investors live over the Internet today at 9 a.m. EDT. The call can be accessed through the Company's website at www.cokecce.com.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are several forward-looking management comments and other statements that reflect management's current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with the Company's operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on page 48 of the Company's 2000 Annual Report, and on page 21 of the Company's Second-Quarter 2001 Form 10-Q.

# # #

Coca-Cola Enterprises Inc.

KEY OPERATING INFORMATION
Third-Quarter 2001	Change	Comparable Currency Neutral
Cash Operating Profit	(18)%	(13)%
Net Pricing Per Case (Bottle and Can) (a)	(1/2)%	1%
Cost of Sales Per Case (Bottle and Can)	1 1/2%	3 1/2%
Physical Case Bottle and Can Volume (b)
Consolidated	5%
North America	3%
Europe	12 1/2%
Fountain Gallon Volume	1%

Nine-Months 2001	Change	Comparable Currency Neutral

Cash Operating Profit	(16)%	(13)%
Net Pricing Per Case (Bottle and Can) (a)	(1)%	1%
Cost of Sales Per Case (Bottle and Can)	1/2%	3%
Physical Case Bottle and Can Volume (b)
Consolidated	3 1/2%
North America	2%
Europe	8 1/2%
Fountain Gallon Volume	1/2%

(a) Net pricing per case is calculated as invoice pricing less allowances.

(b) Volume results have been adjusted to include acquisitions completed in 2000 and 2001.

COCA-COLA ENTERPRISES INC.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; In Millions Except Per Share Data)

	Third Quarter
	2001 (a)	2000 (b)	Change

Net Operating Revenues	$4,276	$3,868	11%
Cost of Sales	2,660	2,368	12%
Gross Profit	1,616	1,500	8%
Selling, Delivery, and Administrative Expenses	1,376	1,105	25%
Operating Income	240	395	(39)%
Interest Expense, Net	189	197
Other Nonoperating Income, Net	1	-
Income Before Income Taxes	52	198
Income Tax Expense	32	67
Income Tax Rate Change (Benefit) (c)	(6)	-
Net Income	26	131
Preferred Stock Dividends	1	1
Net Income Applicable to Common Shareowners	$25	$130
Basic Average Common Shares Outstanding	442	418
Basic Net Income Per Share Applicable to Common Shareowners (d)	$0.06	$0.31
Diluted Average Common Shares Outstanding	449	427
Diluted Net Income Per Share Applicable to Common Shareowners (d)	$0.06	$0.30
Cash Operating Profit Data:
Operating Income	240	395	(39)%
Depreciation	228	203	12%
Amortization	113	113	-
Cash Operating Profit	$581	$711	(18)%

(a)  2001 includes $41 million in restructuring and other nonrecurring items.

(b)  2000 results include insurance proceeds of $20 million related to the 1999 product recall.

(c)  Represents a nonrecurring reduction in deferred taxes.

(d)  Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; In Millions Except Per Share Data)

Nine Months
	2001 (a)	2000 (b)	Change
Net Operating Revenues	$11,732	$11,189	5%
Cost of Sales	7,273	6,863	6%
Gross Profit	4,459	4,326	3%
Selling, Delivery, and Administrative Expenses	3,883	3,399	14%
Operating Income	576	927	(38)%
Interest Expense, Net	568	593
Other Nonoperating Income, Net	-	-
Income Before Income Taxes	8	334
Income Tax Expense	4	113
Income Tax Rate Change (Benefit) (c)	(52)	-
Net Income	56	221
Preferred Stock Dividends	3	3
Net Income Applicable to Common Shareowners	$53	$218
Basic Average Common Shares Outstanding	427	419
Basic Net Income Per Share Applicable to Common Shareowners (d)	$0.13	$0.52
Diluted Average Common Shares Outstanding	435	429
Diluted Net Income Per Share Applicable to Common Shareowners (d)	$0.12	$0.51
Cash Operating Profit Data:
Operating Income	576	927	(38)%
Depreciation	665	603	10%
Amortization	338	340	(1)%
Cash Operating Profit	$1,579	$1,870	(16)%
(a)  2001 includes $41 million in restructuring and other nonrecurring items.

(b)  2000 results include a nonrecurring charge of $12 million related to Great Britain, and $20 million in insurance proceeds.

(c)  Represents a nonrecurring reduction in deferred taxes.

(d)  Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In Millions)

September 28, 2001 (Unaudited)	December 31, 2000
ASSETS
Current
Cash and cash investments	$180	$294
Trade accounts receivable, net	1,554	1,297
Inventories	752	602
Prepaid expenses and other current assets	389	438
Total Current Assets	2,875	2,631
Net Property, Plant, and Equipment	6,089	5,783
Franchises and Other Noncurrent Assets, Net	14,757	13,748
	$23,721	$22,162
LIABILITIES AND SHAREOWNERS' EQUITY
Current
Accounts payable and accrued expenses	$2,497	$2,321
Current portion of long-term debt	980	773
Total Current Liabilities	3,477	3,094
Long-Term Debt, Less Current Maturities	11,193	10,348
Retirement and Insurance Programs And Other Long-Term Obligations	1,043	1,112
Long-Term Deferred Income Tax	4,711	4,774
Shareowners' Equity	3,297	2,834
	$23,721	$22,162

COCA-COLA ENTERPRISES INC.

CONSOLIDATED STATEMENTS OF INCOME EXCLUDING NONRECURRING ITEMS
(Unaudited; In Millions Except Per Share Data)

COMPARABLE (a)
THIRD QUARTER
	2001 (b)	2000 (c)	Change
Net Operating Revenues	$4,276	$4,096	4%
Cost of Sales	2,660	2,508	6%
Gross Profit	1,616	1,588	2%
Selling, Delivery, and Administrative Expenses	1,335	1,193	12%
Operating Income	281	395	(29)%
Interest Expense, Net	189	212
Other Nonoperating Income, Net	(1)	1
Income Before Income Taxes	93	182
Income Tax Expense	48	62
Net Income	45	120
Preferred Stock Dividends	1	1
Net Income Applicable to Common Shareowners	$44	$119
Basic Average Common Shares Outstanding	442	443
Basic Net Income Per Share Applicable to Common Shareowners	$0.10	$0.27
Diluted Average Common Shares Outstanding	449	452
Diluted Net Income Per Share Applicable to Common Shareowners	$0.10	$0.26
Cash Operating Profit Data:
Operating Income	281	395	(29)%
Depreciation	228	215	6%
Amortization	113	113	-
Cash Operating Profit	$622	$723	(14)%

Note: This comparable information is provided solely for the purposes of additional analysis of the acquisition of Herb Coca-Cola and is not intended to be a presentation in conformity with the rules governing the preparation of pro forma financial information.

(a) Comparable results exclude all nonrecurring items and include the Herb acquisition for the third quarter of 2000 and 2001.

(b) 2001 excludes $41 million in restructuring and other nonrecurring items and $6 million in nonrecurring deferred income tax reductions.

(c) 2000 excludes $20 million in insurance proceeds and $2 million of occupancy expense related to Herb Coca-Cola.

COCA-COLA ENTERPRISES INC.

CONSOLIDATED STATEMENTS OF INCOME EXCLUDING NONRECURRING ITEMS
(Unaudited; In Millions Except Per Share Data)

COMPARABLE (a)
NINE MONTHS
2001 (b)	2000 (c)	Change
Net Operating Revenues	$11,732	$11,416	3%
Cost of Sales	7,273	7,003	4%
Gross Profit	4,459	4,413	1%
Selling, Delivery, and Administrative Expenses	3,842	3,474	11%
Operating Income	617	939	(34)%
Interest Expense, Net	568	608
Other Nonoperating Income, Net	-	1
Income Before Income Taxes	49	330
Income Tax Expense	20	112
Income Tax Rate Change (Benefit)	-	-
Net Income	29	218
Preferred Stock Dividends	3	2
Net Income Applicable to Common Shareowners	$26	$216
Basic Average Common Shares Outstanding	427	428
Basic Net Income Per Share Applicable to Common Shareowners	$0.06	$0.50
Diluted Average Common Shares Outstanding	435	438
Diluted Net Income Per Share Applicable to Common Shareowners	$0.06	$0.49
Cash Operating Profit Data:
Operating Income	617	939	(34)%
Depreciation	665	615	8%
Amortization	338	339	-
Cash Operating Profit	$1,620	$1,893	(14)%

Note: This comparable information is provided solely for the purposes of additional analysis of the acquisition of Herb Coca-Cola and is not intended to be a presentation in conformity with the rules governing the preparation of pro forma financial information.

(a)  Comparable results exclude all nonrecurring items and include the Herb acquisition for the third quarter of 2000 and 2001.

(b)  2001 excludes $41 million in restructuring and other nonrecurring items and $52 million in nonrecurring deferred income tax reductions.

(c)  2000 excludes $20 million in insurance proceeds, a nonrecurring charge of $12 million related to Great Britain and $2 million of occupancy expense related to Herb Coca-Cola.